UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2008
Date of Report (Date of earliest event reported)

NORPAC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27147	95-4705831
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 410 - 103 East Holly Street
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 201-9591
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 20, 2008, Norpac Technologies, Inc. (the “Company”) and Cellynx, Inc. (“Cellynx”) agreed to amend the terms of the Share Exchange Agreement (the “Share Exchange Agreement”) dated January 3, 2008 among the Company, Cellynx and the shareholders of Cellynx.

Under the terms of the amendment agreement (the “Amendment Agreement”) entered into by the Company and Cellynx, the Share Exchange Agreement was amended as follows:

(a)	the termination date of the Share Exchange Agreement was extended from April 30, 2008 to June 30, 2008; and

(b)	the deadline for Cellynx to complete equity financing of $1.8 million was extended from March 18, 2008 to June 30, 2008.

The summary of the foregoing is qualified in its entirety by reference to the Amendment Agreement, which is included as an exhibit to this Current Report on Form 8-K.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit
Number	Description of Exhibit

2.1	Share Exchange Agreement dated as of January 3, 2008 among Cellynx, Inc., the shareholders of Cellynx and Norpac Technologies, Inc.(1)

2.2	Amendment Agreement to Share Exchange Agreement dated May 20, 2008 between Norpac Technologies, Inc. and Cellynx, Inc.

(1)	Filed with the SEC as an exhibit to our Current Report on Form 8-K filed January 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: May 26, 2008
	By:	/s/ John P. Thornton

JOHN P. THORNTON
President and Chief Executive Officer